Exhibit 10.20

OPERATING LEASE FOR

MAGENS HIDEAWAY

This Operating Lease (the “Agreement”) is effective April 19, 2022,

BETWEEN:	STDC Holdings Incorporated (the “Lessee”), a company organized and existing under the laws of the Territory of the United States Virgin Islands, with its head office located at:

[6501 Red Hook Plaza, Suite 201-465, St. Thomas, USVI 00802

AND:	Ham and Cheese Events LLC (the “Lessor”) a company existing under the laws of the State of Texas, with its head office located at:

5560 Oak Bend Trail, Prosper, TX 75078

WHEREAS the Lessor wishes to enter into an operating lease with the Lessee for the property hereinafter described;

WHEREAS the Lessee wishes to lease such property from the Lessor on the basis of the operating lease terms and conditions hereinafter set forth;

NOW THEREFORE, the parties hereby agree as follows:

1.	LEASE AGREEMENT

1.1	Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor all the property, buildings, equipment and other personal and movable property (hereinafter collectively called the “Property” and individually an “item”) described in Schedule “A” hereto or in such replacement equipment lease schedules which may from time to time hereafter be executed by Lessor and Lessee and attached hereto or incorporated herein by reference, upon the terms and conditions set forth in this Lease, as supplemented by the terms and conditions set forth in the appropriate schedule identifying such items of Property.

1.2	All of the terms and conditions of this Lease shall govern the rights and obligations of Lessor and Lessee except as specifically modified in writing. Whenever reference is made herein to “this Lease”, it shall be deemed to include each of the various schedules identifying all items of Property and any additional terms applying to any item of Property, all of which constitute one undivided lease of the Property on the terms and conditions incorporated herein by reference.

2.	TERM

2.1	The obligations under this Lease in respect of the Property shall commence as of and from April 19th, 2022 and shall continue until April 18, 2027 inclusively (provided Lessee is not in default hereunder at such time) and unless terminated prior thereto pursuant to the provisions hereof and unless modified by any schedule.

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3.	RENTAL PAYMENTS

3.1	Lessor shall pay to Lessee as rent for the Property monthly rent payments during the term of this Lease in the amount of $11,000 USD each.

3.2	The Lessor shall receive from the Lessee, upon or prior to the execution hereof, a non-refundable security deposit of $11,000 USD.

3.3	The first rental payment shall be due and payable on April 19, 2022, and the subsequent monthly rental payments shall be due on the 1st day of each month thereafter during the term hereof, each by ACH transfer to Merchants Commercial Bank c/o Ham and Cheese Events LLC (or at such other place as Lessor from time to time designates in writing). The receipt of any check or other item on account of any rental payment will not be considered as payment thereof unless such check or other item is honored when presented for payment.

3.4	Lessee shall have the sole responsibility for and shall duly and punctually pay all Taxes and all license and similar fees payable at any time upon, or in respect of, the Property, this Lease, any rent payments and any other payments or transactions contemplated hereunder. As used herein, “Taxes” means any and all taxes, imposts, levies, fees, duties and charges imposed by any federal, provincial, municipal or other taxing authority on Lessor, Lessee or the Property, its purchase, sale, ownership, delivery, possession, operation or lease, including, without limitation, sales, excise, use, property, business transfer, goods and services and value added taxes.

4.	TERMS AND CONDITIONS OF LEASE

4.1	The terms and conditions of this Lease annexed hereto as Schedule “B” are incorporated herein by reference as if fully set forth herein and shall be deemed to form an integral part of this Lease.

5.	GENERAL TERMS

5.1	This Lease shall be interpreted and construed in accordance with the laws of the Territory of the United States Virgin Islands and treated in all respects as a legal contract.

5.2	All amounts expressed herein and in the various Schedules hereto are in legal tender of the United States, unless expressly provided otherwise.

5.3	This Lease shall enure to the benefit of and be binding upon Lessor and Lessee and their respective successors and permitted assigns.

5.4	This Lease and the rights and obligations hereunder may not be assigned by Lessee without the prior express written consent of Lessor. Lessor may assign this Lease and its rights and obligations hereunder at any time in whole or in part.

5.5	Lessee acknowledges that all additional security now or hereafter held by Lessor as security for any debts or obligations of Lessee to Lessor shall secure the obligations of Lessee to Lessor under this Lease.

5.6	Lessee hereby acknowledges receipt of an executed copy of this Lease.

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IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated above.

Lessor	Lessee

/s/ Pat Mullet	/s/ Hope Stawski
Authorized Signature	Authorized Signature

Pat Mullett, Secretary Amphitrite Digital	Hope Stawski, Ham and Cheese Events

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SCHEDULE A

PROPERTY DESCRIPTION

The Property includes any and all property, buildings and equipment at Magens Hideaway vacation villa located at 7-7B Remainer, Peterborg, St. Thomas, USVI 00802 that has been customarily used by Ham and Cheese Events LLC for the rental program at Magens Hideaway.

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SCHEDULE B

TERMS AND CONDITIONS OF LEASE

1.	Warranty Limits and Disclaimer

LESSOR HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES AND CONDITIONS (INCLUDING BUT NOT LIMITED TO WARRANTIES AND CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), AND ANY AGREEMENTS, REPRESENTATIONS, AFFIRMATIONS OR WARRANTIES, WHETHER ORAL OR WRITTEN, MADE BY ANY AGENT, EMPLOYEE OR REPRESENTATIVE OF LESSOR, UNLESS SPECIFICALLY SET FORTH IN THIS PARAGRAPH OR SPECIFICALLY INCORPORATED HEREIN BY REFERENCE. LESSOR’S LIABILITY FOR ANY DEFECT IN MATERIAL OR WORKMANSHIP OF THE PROPERTY IS LIMITED TO THE WARRANTY SET FORTH IN THIS PARAGRAPH AND LESSOR SHALL NOT BE LIABLE FOR BREACH OF CONTRACT ARISING FROM ANY DEFECT IN MATERIAL OR WORKMANSHIP OF THE PROPERTY. IN NO EVENT SHALL LESSOR BE LIABLE FOR LOSSES BASED UPON DOWNTIME, OVERHEAD, LOST LABOUR, DAMAGES TO MACHINERY, SPOILAGE, LOST PRODUCTION OR PROFITS OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS TRANSACTION. LESSOR SHALL NOT BE LIABLE FOR ANY OTHER FAILURES OR DEFECTS. Except as expressly provided above, Lessee agrees that Lessor has not given any express or implied representation or warranty as to the design, merchantability, suitability, durability or condition of the Property and the doctrine of fundamental breach shall have no application to this Lease.

2.	Property Owned by Lessor

This Lease is one of leasing only and Lessee shall not have or acquire any right, title or interest in or to the Property, which shall remain with Lessor, except the right of Lessee and its competent employees to use or operate the Property as provided herein. Lessee hereby expressly waives any rights, benefits or protection given to it by the laws, present or future, of any jurisdiction, in favor of conditional sales lessees or bailees.

3.	Loss or Damage to Property

Lessee assumes the entire risk of loss of or damage to the Property from any cause whatsoever. No loss or damage to the Property or any part thereof shall affect or impair the obligations of Lessee hereunder which shall continue in full force and effect.

4.	No Sublease or Assignment of Lease by Lessee

Lessee shall not transfer, deliver up possession of, or sublet the Property and this Lease and the rights and obligations thereunder shall not be assignable by Lessee without the written consent of the Lessor, which consent may not be unreasonably withheld. Lessor may at any time, whether with or without notice to Lessee, assign, pledge, mortgage, transfer or otherwise dispose of, either in whole or in part, its rights hereunder.

5.	Maintenance and Inspection of Property

Lessee shall at all times and at Lessee’s own expense keep the Property in good and efficient working order and repair and shall furnish any and all parts, mechanisms and devices required to keep the Property in good mechanical and working order. Lessor, its employees and/or agents shall at all times have access to the Property for the purpose of inspecting it. Lessee shall not, without the prior written consent of the Lessor, make any alterations, additions or improvements to the Property. All such alterations or improvements so made shall belong to and remain the property of Lessor.

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6.	Compliance by Lessee With All Laws, Ordinances, Etc.

Lessee shall comply with and conform to all laws, ordinances and regulations, present or future, in any way relating to the ownership, possession, use or maintenance of the Property throughout the term of this Lease and to the full and complete exoneration from liability of Lessor. Lessor shall not be liable for any special or consequential damages as a result of any act or omission of Lessor under this Lease.

7.	Property to be Kept Free of Levies, Privileges, Liens, Charges, Etc.

Lessee shall keep the Property free of levies, privileges, liens and encumbrances and shall pay all license fees, registration fees, assessments, charges and taxes (municipal, provincial and federal) which may be levied or assessed, directly or indirectly, against or on account of the Property or any interest thereon or use thereof. This Lease is a net lease and every cost or expense existing or arising with respect to the Property or Lessee’s lease, possession or use thereof and all Taxes shall be borne by the Lessee. If Lessee shall fail to pay such license fees, registration fees, assessments, charges or Taxes, Lessor may pay the same, in which event the cost thereof shall be forthwith due and payable by Lessee.

8.	Indemnification of Lessor by Lessee

Lessee hereby indemnifies Lessor against and holds Lessor harmless from any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including legal fees, arising out of or connected with or resulting from the Property, including, without limitation, the manufacture, selection, delivery, installation, possession, use, operation or return of the Property or otherwise on account of any personal injury or death or damage to property occasioned by the Property or the negligence of the employees; servants or agents of Lessee or Lessor, or on account of any infringement or alleged infringement of any patent of any third party, resulting from or relating to the Lessee’s operation of the Property or the product of such operation.

9.	Insurance

Lessee shall, at its sole expense, place and maintain as and from the date hereof, in a form and with coverage and limits acceptable to Lessor:

(a)	“all risks” insurance against the loss or theft of or damage to the Property for the full replacement value thereof naming Lessor as loss payee, and

(b)	(b) public liability and property damage insurance naming Lessor as additional insured, covering any liability in respect of the use, operation, possession or ownership of the Property. Such insurance policy shall contain a provision prohibiting termination of the policy except upon thirty days’ notice by the insurer to Lessor. However, any insurance coverage required hereunder by Lessee shall in no manner restrict or limit the liabilities assumed by Lessee hereunder.

Lessee shall furnish to Lessor certified copies or certificates of the said insurance policies. Any insurance proceeds for damage to or destruction of the Property shall be paid to Lessor and applied towards satisfaction of Lessee’s payment obligations hereunder. In any event, Lessee shall assume the entire risk of, and shall indemnify Lessor for, any loss of or damage to the Property.

10.	Property to Remain Personal or Movable Property

The Property shall at all times during the term of this Lease be and remain personal or movable property, regardless of the manner in which it may be attached to any real estate. Lessee shall install the Property in a manner which will permit its removal without material injury to the place of installation. Lessee shall be responsible for any damages done to any real or immovable property, building or structure by the removal of the Property and shall indemnify and save Lessor harmless therefrom.

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11.	Remedies on Default

Upon the happening of any event of default hereunder, Lessor shall be entitled at any time thereafter to do any one or more of the following without prejudice to any other right it may have against Lessee:

(a)	make such payments or take such steps as may be necessary to remedy the default and, upon demand, recover such payments and Lessor’s costs incurred from Lessee together with any other sums then due and payable under this Lease;

(b)	terminate this Lease and take possession of the Property without demand or notice wherever it may be located and sell, lease or otherwise dispose of the Property upon such terms and conditions as Lessor may deem fit;

(c)	recover, as damages for the loss of the bargain and not as a penalty and in lieu of any further claim for periodic rent accruing from and after the date of such termination, a sum, with respect to the Property, which represents the excess of the present worth, at the date of such termination, of all rents for the Property which would otherwise have accrued hereunder from the date of such termination to the end of the term of this Lease over the then present worth of the then fair market value of the Property for such period computed by discounting from the end of such term to the date of such termination rentals which the Lessor reasonably estimates to be obtainable for the use of the Property during such period, such present worth to be computed in each case on a basis of a [PERCENTAGE %] per annum discount, compounded from the respective dates on which the rents would have been payable hereunder had this Lease not been terminated;

(d)	recover any damages and expenses which the Lessor shall have sustained by reason of the Lessee’s breach of this lease, including but not limited to reasonable sum fees of legal counsel and such expenses as shall be expended or incurred in the seizure, dismantling, rigging, transportation, storage, reassembly, refurbishing, rental or sale of the Property;

(e)	upon notice to Lessee, or the agent of Lessee and without terminating the Lease and with or without taking possession of the Property, lease the Property to any other party for such rental payments and for such period as Lessor may deem fit and receive such rental payments and apply them against any monies payable or to become payable by Lessee under this Lease;

(f)	exercise any other right it may have in law or equity against Lessee.

12.	Events of Default

Any of the following shall each constitute an event of default:

(a)	the failure of Lessee to pay any installment of the rental payment or any other sum due under the terms of this Lease;

(b)	the breach of any covenant or condition contained in this Lease;

(c)	the termination, liquidation, sale or cessation of the Lessee’s business;

(d)	the subjection of the Property to any lien, levy, privilege, hypothec or other secured right or any seizure or attachment;

(e)	any assignment by Lessee for the benefit of its creditors;

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(f)	the admission of Lessee in writing of its inability to pay its debts generally as they become due;

(g)	the appointment of a receiver, trustee or similar official for Lessee or for any of its property;

(h)	the filing by or against Lessee of a petition in bankruptcy or petition for the reorganization or liquidation of Lessee under any federal or [state/provincial] law;

(i)	any other act of bankruptcy by Lessee.

13.	Assignment by Lessor.

Should Lessor assign the sums due and to become due hereunder to any bank, insurance company or any other person, firm or corporation (of which assignment Lessee hereby waives any notice requirement), Lessee shall recognize such assignment and should Lessor default in the performance of any of the terms and conditions of this Lease, Lessee may not, as to such assignee, terminate this Lease or subject Lessee’s obligations to pay money under this Lease to any diminution or right of set-off or compensation. Nothing herein contained shall release Lessor from its obligation to perform any duty, covenant or condition required to be performed by Lessor under the terms of this Lease should the same be sold or assigned.

14.	Return of Property Upon Termination

Upon the termination of this Lease for any reason, Lessee shall at its cost, return the Property to Lessor at a place designated by Lessor and if Lessee fails to do so, Lessor shall have the right to peaceably enter upon the premises where the Property may be and take possession of and remove it at Lessee’s expense, all without legal process. In the event that, with or without the consent of Lessor, Lessee remains in the possession of or uses the Property after the expiration of the term of this Lease, all of the provisions of this Lease shall apply thereto unless and until the same has been surrendered pursuant to the terms of this clause or Lessor has relieved Lessee from its obligations under this Lease with respect to Property. Nothing in this clause shall have the effect of extending or renewing the term of this Lease.

15.	Waiver by Lessor

No covenant or condition of this Lease shall be waived except by the written consent of Lessor, and forbearance and indulgence by Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee to which the same may apply, and, until complete performance by Lessee of said covenant or condition, Lessor shall be entitled to invoke any remedy available to Lessor under this Lease or by law despite said forbearance or indulgence.

16.	Interest Charges

Should Lessee fail to pay when due any rental payment or any sum required to be paid to Lessor, Lessee shall pay interest on such delinquent payment from the date thereof until paid at the rate of [PERCENTAGE %] percent ([PERCENTAGE %]) per month ([PERCENTAGE %] per annum).

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17.	Time of Essence

Time is of the essence of this Lease in each and all of its provisions.

18.	Interpretation

It is hereby agreed by and between the parties hereto that wherever the context of this Lease so requires, the singular number shall include the plural and vice versa and that words importing the masculine gender shall include the feminine and neuter genders and that in case more than one lessee is named as “Lessee”, the liability of such lessees hereunder shall be joint and several.

19.	Non-Cancellable Lease

After delivery of the Property, this Lease cannot be cancelled or terminated except as expressly provided herein and will remain in force for the full term indicated herein. A cancellation fee in the amount of [AMOUNT] Dollars ($[NUMBER]) shall be immediately due and payable by the Lessee to the Lessor in the event that the Lessee cancels the lease commitment and returns the Property, at the Lessee’s expense, to the Lessor at any time after delivery of the Property to the Lessor and prior to [DATE].

20.	Conflict With Applicable Law

Any provision of this Lease prohibited by the applicable law of any state, province or territory shall as to such state, province or territory be ineffective to the extent of the prohibition without invalidating the remaining provisions of this Lease.

21.	Lessee’s Obligations Unconditional

Lessee shall pay or perform its obligations under this Lease unconditionally and without regard to any set- off, counterclaim or equities between Lessee and Lessor.

22.	Remedies Cumulative

All rights and remedies herein provided are cumulative and not exclusive to any other rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

23.	Identification Plate

Lessee will place in a prominent location on the Property such identification plates indicating Lessor’s ownership, as Lessor may require.

24.	Location

The Property shall not be moved from the principal place of business of the Lessee identified above without the prior written consent of Lessor.

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25.	Entire Agreement

This Lease constitutes the entire agreement between the parties with respect to the Property and its rental to and use by the Lessee and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the parties. There are no other terms, conditions, obligations, representations or warranties on the part of either party, whether oral, written, express, implied, statutory or otherwise, governing or affecting the transactions contemplated in this Lease or which may give rights to the Lessee or restrict the rights and remedies of the Lessor.

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